[LOGO]

                         PRIDE PETROLEUM SERVICES, INC.

                            -------------------------

                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                                  May 16, 1996


         The Annual Meeting of Shareholders of Common Stock of Pride Petroleum Services, Inc. (the "Company") will be held at the Westchase Hilton, 9999 Westheimer, Houston, Texas 77042 on Thursday, May 16, 1996, at 1:30 p.m., Central Daylight Time, for the following purposes:

                  (1) To act on proposal to approve Employee Stock Purchase
         Plan.

                  (2) To act on proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1996.

                  (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Enclosed herewith is a Proxy Statement setting forth information with respect to the above issues and certain other information.

         Only shareholders holding shares of Common Stock of record at the close of business on March 19, 1996 will be entitled to vote at the meeting.

         Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

                                              By Order of the Board of Directors


                                              ROBERT W. RANDALL, SECRETARY

April 8, 1996

Pride Petroleum Services, Inc.
1500 City West Boulevard, Suite 400
Houston, Texas  77042

                                        1

                         PRIDE PETROLEUM SERVICES, INC.
                       1500 CITY WEST BOULEVARD, SUITE 400
                              HOUSTON, TEXAS 77042

                             ----------------------

                                 PROXY STATEMENT

                                       FOR

                       1996 ANNUAL MEETING OF SHAREHOLDERS


         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 1996 Annual Meeting of Shareholders of Pride Petroleum Services, Inc. (the "Company") to be held on May 16, 1996, or at any adjournment or adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The principal executive offices of the Company are located at 1500 City West Boulevard, Suite 400, Houston, Texas 77042.

         The accompanying form of proxy is designed to permit each shareholder entitled to vote at the Annual Meeting to vote for or against or to abstain from voting on proposals 1 and 2 and in the discretion of the proxies with respect to any other proposal brought before the Annual Meeting. When a shareholder's proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no choice is specified, the shares represented thereby will be voted FOR approval of the Company's Employee Stock Purchase Plan and FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

         The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised at the Annual Meeting by written notice of termination given to the Secretary of the Company or by filing with him a later dated proxy. All shares of the Company's Common Stock, no par value, represented by properly executed and unrevoked proxies, will be voted if said proxies are received in time for the meeting. Such proxies and this Proxy Statement are being sent to shareholders on or about April 4, 1996.

         The Company is a Louisiana corporation which was organized in 1988 as a successor to a company incorporated in 1968.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has established March 19, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on the record date will be entitled to vote at the Annual Meeting. At the record date, there were outstanding 24,833,656 shares of Common Stock. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the meeting.

                                        1

                      COST AND METHOD OF PROXY SOLICITATION

         The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

                 INFORMATION CONCERNING DIRECTORS OF THE COMPANY

         The Board of Directors of the Company consists of the six persons named in the table below. The term of each director will continue until the annual meeting of the shareholders of the Company in 1998. Set forth below for each director is his present principal employment and his principal employment during the past five years, the number of shares of Common Stock of the Company beneficially owned as of March 19, 1996, the percentage of outstanding shares of Common Stock that such number of shares represents, and the first year as a director.

                                                                                           PERCENTAGE
                                                                                               OF
                                                                         NUMBER OF         OUTSTANDING        SERVED
                                                                          SHARES             SHARES             AS
                                                                       BENEFICIALLY       BENEFICIALLY       DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                AGE        OWNED (10)            OWNED            SINCE
- -----------------------------                            ---------- ------------------ ------------------   ----------
Ray H. Tolson (1)(4)...................................      61                815,200               3.3%      1988
  Chairman, President and Chief Executive
  Officer of the Company
James B. Clement (1)(2)(3)(5)..........................      50                 14,500                 *       1993
  President, Chief Executive Officer and
  Director of Offshore Logistics, Inc.
Jorge E. Estrada M. (6)................................      48                410,000               1.7%      1993
  President and Chief Executive Officer of
 JEMPSA Media & Entertainment
Thomas H. Roberts, Jr. (2)(7)..........................      71                357,813               1.4%      1988
   Vice Chairman of the Executive
   Committee of DEKALB Energy Company

James T. Sneed (1)(3)(8)...............................      64                 17,500                 *       1992
  Retired from Mobil Corporation
  Ralph D. McBride(1)(2)(3)(9).........................      49                  1,000                 *       1995
     Partner at Bracewell & Patterson, L.L.P.

- ----------------------

*  Less than 1%.

(1) Member of Executive Committee. The Executive Committee may exercise all power and authority of the Board of Directors subject to certain limitations. The Executive Committee held one meeting during 1995.
                                        (FOOTNOTES CONTINUED ON FOLLOWING PAGES)

                                        2

(2) Member of the Audit Committee. The Audit Committee has the power to oversee the retention, performance and compensation of the independent public accountants for the Company, and the establishment and oversight of such systems of internal accounting and auditing control as it deems appropriate. The Audit Committee held one meeting during 1995.

 (3) Member of the Compensation Committee. The Compensation Committee reviews, recommends and approves employment agreements, salaries, incentive plans, stock options and employee benefit plans for officers and key employees. The Compensation Committee held two meetings during 1995.

 (4) Ray H. Tolson was elected Chairman of the Board in December 1993. He has served as a director since August 1988 and as President and Chief Executive Officer of the Company and its predecessor since 1975. On March 22, 1995, in exchange for a 1981 Beechcraft Aircraft, Mr. Tolson was issued 35,200 shares of Common Stock with a fair market value of $220,000. The purchase price was determined by mutual agreement between the Company and Mr. Tolson based on the purchase price paid by Mr. Tolson. The aggregate amount of Common Stock beneficially owned by Mr. Tolson includes 731,000 shares issuable upon exercise of employee stock options that are exercisable within 60 days as follows: 343,750 with an exercise price of $2.25 per share, 56,250 with an exercise price of $5.125 per share, 31,000 with an exercise price of $4.75 per share, 200,000 with an exercise price of $5.25 per share, and 100,000 with an exercise price of $6.875 per share.

 (5) James B. Clement was elected as a director of the Company in November 1993. He is President and Chief Executive Officer and a director of Offshore Logistics, Inc. The Common Stock beneficially owned by Mr. Clement consists of shares issuable upon exercise of options that are exercisable within 60 days granted pursuant to the 1993 Directors' Stock Option Plan as follows: 10,000 with an exercise price of $6.75 per share, 3,000 with an exercise price of $5.00 per share and 1,500 with an exercise price of $8.375 per share.

 (6) Jorge E. Estrada M. has been a director of the Company since October 1993. For more than five years, he has been President and Chief Executive Officer of JEMPSA Media & Entertainment, a company which he started that specializes in the Spanish and Latin American entertainment industry, and serves as a director for Production Operators, Inc. and the drilling and production services division of The John Wood Group, PLC. Previously, Mr. Estrada served as President--Worldwide Drilling Division of Geosource, and Vice President of Geosource Exploration Division--Latin America. In April 1995, the Company issued to Mr. Estrada 87,000 shares of Common Stock (with a market value at the time of $435,000) pursuant to the earnout provisions of an acquisition agreement entered into in 1993 prior to Mr. Estrada's election as a director. In June 1995, the Company entered into an agreement with Mr. Estrada pursuant to which it issued him 203,000 additional shares of Common Stock in exchange for his remaining contingent right to receive up to 73,000 shares of Common Stock and his exercise of warrants to acquire an additional 500,000 shares of Common Stock on a net basis. The market value of the additional shares issued was $1,624,000.

(7) Thomas H. Roberts, Jr. has served as a director of the Company since 1988. He is a director of IMC Fertilizer Group, Inc. The aggregate amount of Common Stock beneficially owned by Mr. Roberts consists of shares issuable upon exercise of options that are exercisable within 60 days granted pursuant to the 1993 Directors' Stock Option Plan as follows: 10,000 with an exercise price of $4.25 per share, 3,000 with an exercise price of $5.00 per share, and 1,500 with an exercise price of $8.375 per share.

(8) James T. Sneed has served as a director of the Company since October 1992. Presently he is retired. He joined Mobil Oil Corporation ("Mobil") in August 1954 as an Engineer. Mr. Sneed held a variety
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

                                        3

         of domestic and international management positions with Mobil. Mr. Sneed's last two assignments were as Exploration and Production Manager for the West Coast, Rocky Mountains, Midwest and Oklahoma from 1983 until 1988, and Production Manager USA from 1988 until September 1991. The Common Stock beneficially owned by Mr. Sneed consists of shares issuable upon exercise of options that are exercisable within 60 days granted pursuant to the 1993 Directors' Stock Option Plan as follows:
         10,000 with an exercise price of $4.25 per share, 3,000 with an exercise price of $5.00 per share, and 1,500 with an exercise price of $8.375 per share.

(9) Ralph D. McBride was elected director of the Company in September 1995. He is a partner with Bracewell & Patterson, L.L.P., a Houston - based law firm with offices in Houston, Dallas, Austin, Washington, D.C. and London. He serves on the Board of Directors of Sunbelt National Bank, is a Trustee of the Good Samaritan Foundation, and serves as a Board Member of The Memorial Foundation.

(10) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

         The Board of Directors of the Company held four meetings during 1995. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which he served.

         The Board of Directors does not have a standing nominating committee.

         Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and any written representations furnished to the Company by any person subject to the requirements of Section 16(a) of the Exchange Act, the Company is not aware of any failure by any such person to comply with the requirements of Section 16(a) of the Exchange Act.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are paid $12,000 annually, plus $1,000 per day for attending meetings of the Board of Directors, meetings of the committees of the Board of Directors or other meetings at the request of the Company, plus expenses for attending meetings.

         In addition to the cash compensation described above, each director who is not an employee of the Company is entitled to receive stock options in accordance with the provisions of the Company's 1993 Directors' Stock Option Plan. A maximum of 200,000 shares of the Company's Common Stock are available for purchase upon exercise of options granted pursuant to the plan. Under the terms of the plan, each eligible director automatically receives an initial option of 10,000 shares upon becoming a director and, as long as the director remains eligible, automatically receives an additional option grant for 3,000 shares on the date of each annual meeting of shareholders of the Company following the calendar year in which such Director receives the initial grant. Persons who were eligible directors on the date the plan was adopted received their initial option grants for 10,000 shares each at that time. The exercise price of options is the fair market value per share on the date the option is granted. Options expire ten years from the date of grant. Each option becomes exercisable as to 50% of the shares covered at the end of one year from the date of grant and the remaining 50% at the end of two years from the date of grant. Provision is made in the plan for adjustments of options in cases of mergers, stock splits and similar capital reorganizations and for immediate vesting in the case of a change in control of the Company. Messrs. Clement, Roberts and Sneed have each been granted options to purchase 16,000 shares under the plan.

                                        4

                              CERTAIN SHAREHOLDERS

         The following table sets forth certain information as of March 19, 1996 (unless otherwise noted), with respect to the beneficial ownership of the Company's Common Stock (I) by each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock and (ii) to the extent not set forth under "Information Concerning Directors of the Company," by the executive officers of the Company named under "Compensation of Executive Officers." Unless otherwise indicated, all such stock is owned directly, and the indicated person or entity has sole voting and investment power.




NAME AND ADDRESS OF OWNER               BENEFICIAL OWNERSHIP PERCENTAGE OF CLASS
- -------------------------               -------------------- -------------------
George D. Bjurman & Associates (3) ........   2,200,599             8.9%
  10100 Santa Monica Blvd., Suite 1200
  Los Angeles, CA .........................                       90067
Travelers Group, Inc. (1) .................   1,957,334             7.9%
  388 Greenwich Street
  New York, NY ............................                       10013
John Hancock Advisers, Inc. (2) ...........   1,371,300             5.5%
  101 Huntington Avenue
  Boston, MA ..............................                       02199
Paul A. Bragg .............................     346,000(4)          1.2%
James W. Allen ............................     300,000(4)          1.2%
Robert W. Randall .........................     110,000(4)            *
James J. Byerlotzer .......................      60,500(4)            *

All executive officers and
   directors as a group (10 persons) ......     2,422,013(4)          9.6%
- ------------

*  Less than 1%

(1) Such company has filed a Schedule 13G under the Exchange Act, which indicates that as of January 25, 1996 it owned such shares and held shared voting and investment power with respect to all of such shares.

(2) Such company has filed a Schedule 13G under the Exchange Act, which indicates that as of January 24, 1996 it owned such shares and held sole voting and investment power with respect to all of such shares.

(3) Such company has filed a Schedule 13F under the Exchange Act, which indicates that as of December 31, 1995 it owned such shares and held sole voting and investment power with respect to 2,000,699 of such shares.

(4) The Common Stock shown as beneficially owned by Messrs. Bragg, Allen, Randall, Byerlotzer and all executive officers and directors as a group includes 300,000 shares, 300,000 shares, 110,000 shares, 60,500 shares, and 2,422,013 shares, respectively, issuable upon exercise of stock options exercisable within 60 days and as contingent shares and warrants. Mr. Bragg has 15,000 warrants issued prior to his employment with the Company and owns 31,000 shares of the Company's stock.

                                        5

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

       The following table discloses compensation for the fiscal years ended December 31, 1995, 1994 and 1993, for (I) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                               ANNUAL COMPENSATION                AWARDS
                                                          ----------------------------  ----------------------------
                                                                    BONUS         OTHER         SECURITIES
                                                                     ($)         ANNUAL         UNDERLYING        ALL OTHER
                                                       SALARY                 COMPENSATION        OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR          ($)**              ($)***                (#)            ($)****
- ---------------------------                ---------   -----------           --------------  -----------------------------
Ray H. Tolson.............................   1995         259,629    513,846             N/A           100,000             350
  Chairman, President and                    1994         203,281    289,011          24,950           200,000             250
  Chief Executive Officer                    1993         170,874     95,961          24,800            31,000             250

Paul A. Bragg*............................   1995         150,756    149,131             N/A            79,000             350
  Vice President,                            1994         130,195     92,926             N/A           150,000             250
  Chief Financial Officer                    1993          54,015     31,650             N/A            71,000             N/A

James W. Allen*...........................   1995         145,041     97,052             N/A            79,000             350
  Sr. Vice President,                        1994         122,547     73,331             N/A           150,000             250
  Operations                                 1993         102,567     41,054             N/A            71,000               0

James J. Byerlotzer.......................   1995         102,565     76,038             N/A                 0               0
  Vice President,                            1994          99,384     21,045             N/A            10,000               0
  Domestic Operations                        1993          97,219     34,231             N/A            13,000             N/A

Robert W. Randall.........................   1995         119,028     88,240             N/A            25,000             350
  Vice President,                            1994         109,471     58,411             N/A            50,000             250
  General Counsel and Secretary              1993         105,333     20,264             N/A            35,000             250

- ------------

*        Mr. Bragg was hired in July, 1993 and Mr. Allen was hired in January,
         1993.
**       Includes salary deferrals deposited into the Company's 401(k) plan.
***      Consists of lease of airplane to the Company.
****     Represents Company matching contributions to the 401(k) plan.

OPTION GRANTS, EXERCISE AND VALUATION

         During 1995, options were granted to the Named Officers under the Company's Long-Term Incentive Plan as shown in the first table below. Shown in the second table below is information with respect to option exercises during 1995 and unexercised options held at December 31, 1995 (all of which were exercisable).

                                        6

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS
                                            ---------------------------------------------------------------
                                              NUMBER OF        % OF TOTAL
                                              SECURITIES        OPTIONS
                                              UNDERLYING       GRANTED TO                                     GRANT DATE
                                                OPTIONS         EMPLOYEES        EXERCISE                       PRESENT
                                              GRANTED(1)        IN FISCAL         PRICE       EXPIRATION        VALUE(2)
NAME                                              (#)             YEAR           ($/SH)          DATE              ($)
- ----                                        --------------- ----------------- ------------  ---------------  ---------
Ray  H. Tolson............................          100,000      21.1%              $6.875             2005      $682,155
Paul A. Bragg.............................           79,000      16.7%              $6.875             2005      $538,902
James W. Allen............................           79,000      16.7%              $6.875             2005      $538,902
Robert W. Randall.........................           25,000       5.3%              $6.875             2005      $170,539
James J. Byerlotzer . . . . . . . . . . . .              --        --                   --               --            --

- ------------

(1) Each option becomes exercisable six months after grant date and permits tax withholding to be paid by the withholding of shares of Common Stock issuable upon exercise of the option.

(2) Present value was calculated using Black-Scholes option pricing model which involves an extrapolation of future price levels based solely on past performance. Calculations were made using the following assumptions: time of exercise at the end of the ten-year option term, interest rate of 6.45%, no annual dividend yield, volatility of 161%. Use of this model should not be viewed as a forecast of the future performance of the Company's stock which will be determined by future events and unknown factors.

                     AGGREGATED FISCAL YEAR-END OPTION VALUE

                                                                       NUMBER OF
                              SHARES                                  SECURITIES                                VALUE OF
                              ACQUIRED                                UNDERLYING                               UNEXERCISED
                                ON            VALUE                   UNEXERCISED                             IN-THE-MONEY
                             EXERCISE       REALIZED                  OPTIONS AT                               OPTIONS AT
NAME                            (1)#           ($)               FISCAL YEAR END (2)#                      FISCAL YEAR-END(3)$
- ----                          ------          -----     --------------------------------------  ------------------------------
Ray H. Tolson                  --            --               731,000 Exercisable                     4,820,406 Exercisable
Paul A. Bragg                  --            --               300,000 Exercisable                     1,496,375 Exercisable
James W. Allen                 --            --               300,000 Exercisable                     1,473,875 Exercisable
Robert W. Randall              --            --               110,000 Exercisable                       556,875 Exercisable
James J. Byerlotzer       10,000          68,996               60,500 Exercisable                       340,125 Exercisable

- ------------


(1)        Value realized reflects market value at exercise less exercise price.
(2) Number of options shown includes all options (both in and out of the money) at December 31, 1995.
(3) Value reflects those options in-the-money at December 31, 1995, based on a closing price of $10.625 per share.

                                        7

EMPLOYMENT AGREEMENTS

         The Company has entered into written employment agreements with Messrs. Tolson, Bragg and Allen. Each employment agreement provides for a two-year term ending July 31, 1996 with automatic renewals for successive one-year terms until either party terminates the contract effective upon an anniversary date, with one year's advance notice. The agreement provides that if the executive is terminated involuntarily for reasons not associated with change in control and not due to cause (as defined) , the executive will receive one full year (two full years for Mr. Tolson) of base salary (not less than the highest annual base during the preceding three years); one year (two years for Mr. Tolson) of life, health, accident and disability insurance benefits for himself and dependents; and an amount equal to the target award (two times the target award for Mr. Tolson) for the Company's annual bonus plan. For 1996, the Compensation Committee has set the target award for Messrs. Tolson, Bragg and Allen at $280,000, $81,450 and $79,800, respectively. The agreements treat death, disability, certain constructive terminations of an executive or the Company's failure to renew an agreement at the end of its term as an involuntary termination of the executive.

         The agreement also provides for compensation due to involuntary termination following a Change in Control. Change in Control is defined to include the acquisition by a person of 20% or more of the Company's voting power, certain changes in a majority of the Board of Directors, a merger resulting in existing shareholders having less than 50% of voting power in surviving company and sale or liquidation of the Company. In the case of Mr. Tolson, his involuntary removal from the Board of Directors or his failure to be reelected to the Board of Directors would also constitute a Change in Control. In the event of a Change in Control, the term of the agreements will be extended for a period of two years (three years in the case of Mr. Tolson) from the date of the Change in Control. In the event of a termination during the extended term of the agreement (including certain voluntary resignations by the executive), the executive will be entitled to receive salary and benefits equal to two full years of compensation (three full years in the case of Mr. Tolson), bonus equal to two times (three times for Mr. Tolson) the maximum award for the year of termination, and life, health and accident and disability insurance continued for two years (three years for Mr. Tolson) or until reemployment. The agreements also provide that the Company shall reimburse the executive for certain taxes incurred by the executive as a result of payments following a Change in Control.

         In addition, each executive's contract provides a noncompete clause for one year after termination (voluntary or involuntary) assuming that it was not due to a change in control. In the event of Change in Control, the noncompete clause is void.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") consists of three outside directors, Messrs. Clement, McBride and Sneed (Chairman), and meets semi-annually to review, recommend and approve employment agreements, salaries, incentive plans, stock options and employee benefit plans for officers and key employees.

         Under the Committee's plan the base salary for the executive officers and other key employees is established to position the individual between the twenty-fifth percentile and the median salary level for the executive's peers in the oilfield service sector. Each of the named executives received base salary increases effective October 1, 1995. As described above under "Employment Agreements," the Company has employment agreements with Messrs. Tolson, Bragg and Allen. The full impact of the increases will not be reflected in the summary compensation table until 1996.

         The second component of the plan is the annual incentive compensation plan which has been amended to provide the executive with the opportunity to reach the seventy-fifth percentile compensation level as compared with his peers when the Company attains outstanding financial performance in terms of earnings per share ("EPS") as measured against the annual profit plan adopted at the start of the year by the Committee and the Board of Directors. The annual profit plan process involves each unit submitting its expectations for

                                        8

the year to the Board. The incentive compensation award is earned 25% at the threshold level, which equals 80% of the target profit plan. The next 25% of the award is earned equally between the threshold level and the target profit plan, while the final 50% is earned equally between target profit plan and the maximum level, which equals 120% of target profit plan. For Messrs. Allen and Byerlotzer, their annual incentive is based 60% on their areas of direct responsibility and 40% on Company EPS while the incentives for Messrs. Tolson, Bragg and Randall are based 100% on Company EPS. For 1995, the Company achieved EPS of $.60, exceeding the profit plan target EPS of $.48, resulting in incentive awards of 100%. Due to the Company's ability to exceed its target plan, this resulted in a bonus of $513,846 for Mr. Tolson which was calculated on low fixed, high variable components established by the Compensation Committee to increase incentive in performance.

         The final component of the Executive Compensation Plan is the Company's Long-Term Incentive Plan ("Incentive Plan"), whereby the Committee can grant stock options in an effort to provide long-term incentives to executives. The Committee grants key employees, including the named officers, awards under the Incentive Plan, which provides the flexibility to grant longer term incentives in the form of stock options. The Committee currently views stock options as the best long-term incentive vehicles to ally the interests of management and shareholders. In awarding stock options, the Committee reviews and approves individual recommendations made by the Chief Executive Officer ("CEO"). The Committee in turn determines the award for the CEO.

         Factors used in determining individual award size are competitive practice (awards needed to attract and retain management talent), rank within the Company (internal equity), responsibility for asset management (size of job) and ability to affect profitability. In each individual case, previous option and performance unit grants are considered in determining the size of new awards. Taking into account these factors the Committee makes a subjective determination as to the level of the award.

         The Compensation Committee, with assistance of J.E. Stone & Associates, Inc., developed a Supplemental Executive Retirement Plan ("Plan") for executives that are selected from time to time by the Company's Chief Executive Officer and approved by the Compensation Committee. The Board of Directors approved the Company's Executive Retirement Plan which became effective January 1, 1996. Currently, Messrs. Tolson, Bragg and Allen participate in the Plan.

         Section 162(m) of the Internal Revenue Code (the "Code") denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to specified individuals. "Performance based" compensation meeting specified standards is deductible without regard to the $1 million cap. The Company believes that options granted under the Incentive Plan currently meet the requirements for "performance based" compensation.

         The Committee believes its practices are fair and equitable for both its executive officers as well as for the shareholders of the Company.

                             Compensation Committee

                                James B. Clement
                                Ralph D. McBride
                                 James T. Sneed

                                        9

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly change in the Company's Common Stock against the S&P 500 Index, Pool Energy Services Company, and the SCI Production/Well Service Group Index ("Peer Group") provided by Simmons & Company International (which includes BJ Services, ICO, Key Energy Group, Nowsco Well Service, Petrolite, Pool Energy Services Company, Production Operators, Corrpro and Tuboscope Vetco for the last five years. Pool Energy Services Company is indicated on the graph to signify how a company with similar services as the Company has traded over time and as a representative direct peer comparison.



                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]



                          1990      1991      1992      1993      1994      1995
                          ----      ----      ----      ----      ----      ----
     PRIDE ............    100      91.1      68.9      91.1      88.9     188.9
     *POOL ............    100      62.8      65.4      78.2      69.2      97.4
   S&P 500 ............    100     126.3     131.9     141.3     138.2     186.5
PEER GROUP ............    100      94.0      87.5     109.7     102.8     143.6

*  COMMENCED TRADING IN APRIL 1990.

                                       10

                PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has adopted, subject to shareholder approval, the Pride Petroleum Services, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The description of the Stock Purchase Plan set forth below is qualified by reference to the terms of the Stock Purchase Plan, a copy of which is attached as Annex A to this Proxy Statement. The Purpose of the Stock Purchase Plan is to encourage and assist employees of the Company to acquire an equity interest in the Company through the purchase of shares of Common Stock. A maximum of 500,000 shares of Common Stock (subject to certain anti-dilution adjustments applicable in certain circumstances) may be purchased pursuant to the Stock Purchase Plan. Assuming approval by the shareholders, the Stock Purchase Plan will become effective July 1, 1996 and will terminate after all Common Stock covered by the Stock Purchase Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is permitted to be issued under the Stock Purchase Plan and is approved by the shareholders. The Stock Purchase Plan will be administered by the Company's Compensation Committee.

         Under the Stock Purchase Plan, all full-time employees of the Company (and of any Subsidiary of the Company that has, with the consent of the Board of Directors of the Company, adopted the Plan) who have completed at least six months of service and who do not own, or hold options to acquire 5% or more of the total combined voting power or value of the Common Stock are eligible to participate in the Stock Purchase Plan. As of March 31, 1996, approximately 2,120 employees of the Company would be eligible to participate in the Stock Purchase Plan. Participants in the Stock Purchase Plan may purchase shares of Common Stock through payroll deductions on an after-tax basis over a one-year period beginning on each January 1 and ending on the following December 31 (the "Plan Year") during the term of the Stock Purchase Plan, although the first Plan Year will be in the six-month period beginning July 1, 1996 and ending December 31, 1996. A participant's right to participate in the Stock Purchase Plan terminates immediately when a participant ceases to be employed by the Company. An employee may elect to participate in the Stock Purchase Plan as of any January 1 (or, with respect to the first Plan Year, as of July 1, 1996) following his/her completion of six consecutive months of employment by the Company. A participant may elect to make contributions each pay period in an amount not less than the greater of $10 or 1% of his/her base earnings, subject to an annual limitation equal to 10% of his/her base earnings or such other amount established by the Compensation Committee, taking into account the "Maximum Share Limitation". The "Maximum Share Limitation: is the number of shares derived by dividing $25,000 by the fair market value (as defined below) of the Common Stock determined as of the date of grant. The contributions will be held in trust during a Plan Year, and interest will be credited to the participant's account. Unless a participant elects otherwise, the dollar amount in the participant's account at the end of the Plan Year will then be used to purchase as many whole shares of Common Stock as the funds in his/her account will allow. The purchase price for the stock will be 85% of the lesser of its fair market value (defined in the average of the high and low sales price per share of Common Stock on the NASDAQ National Market System on the applicable date) on the first trading day of the Plan Year or its fair market value on the last trading day of the Plan Year. Any dollars remaining in the participant's account will be carried over to the next Plan Year. If the participant elects not to purchase Common Stock at the end of the Plan Year, such participant will receive a return of his/her payroll deductions during the Plan Year plus the interest which has accrued on such deductions. At the end of each Plan Year, participants will receive a statement of their account balance, including interest earned and the number of whole shares of Common Stock purchased and in their account. Any dividends on shares held in a participant's account will be credited to his/her account.

                                       11

         A participant may elect to withdraw his/her entire contributions for the current year from the Stock Purchase Plan at any time prior to the purchase of Common Stock. Any participant who so elects will receive his/her entire account balance, including interest and dividends, if any. A participant who suspends his/her payroll deductions or withdraws contributions cannot resume participation in the Stock Purchase Plan during that Plan Year and must re-enroll in the Stock Purchase Plan the following year in order to participate. A participant may also elect to withdraw the stock held in his/her account for at least one year (eighteen months with respect to stock purchased during the initial Plan Year) at any time. A participant may sell stock held in his/her account at any time, including stock held for less than one year (or eighteen months with respect to stock purchased during the initial Plan Year). In the event of a participant's death, amounts credited to his/her account, including interest and dividends, if applicable, will be paid in cash and a certificate for any shares will be delivered to his/her designated beneficiaries or other legal representative.

         The Board of Directors of the Company may generally amend or terminate the Stock Purchase Plan at any time, provided that approval of the Company's shareholders must be obtained for any amendment to the Stock Purchase Plan (i) if and to the extent required to continue the exemption provided for under Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended, or
(ii) if required under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Rule 16b-3 currently requires shareholder approval of a plan amendment affecting insiders if the amendment would (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the number of securities that may be issued under the plan, or (iii) materially modify the requirements as to eligibility for participation in the plan. Section 423 of the Code currently requires shareholder approval of a plan amendment that would (a) change the number of shares subject to the plan or (b) change the class of employees eligible to participate in the plan.

         The shares to be issued pursuant to the Stock Purchase Plan may be authorized but unissued shares or previously issued shares that have been reacquired and are held by the Company. On April 3, 1996, the last reported sales price of the Common Stock on the NASDAQ National Market System was $14.00 per share.

         It is intended that the Stock Purchase Plan constitute an "employee stock purchase plan" under the provisions of Section 423 of the Code. For participants subject to U.S. tax, no U.S. income is recognized upon the grant or purchase of shares under the Stock Purchase Plan. However, such participants will recognize taxable income upon disposition of the shares acquired under the Stock Purchase Plan.

         The Company is entitled to a deduction under Section 162 of the Code only to the extent that ordinary income is realized by the participant as a result of a disqualifying disposition.

         The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote is required to approve the Stock Purchase Plan. Accordingly, abstentions will have the same effect as no votes, and broker nonvotes applicable to shares represented at the meeting will have no effect. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE PRIDE PETROLEUM SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN.

                                       12

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Coopers & Lybrand L.L.P. have been selected by the directors as Independent Public Accountants for the Company and its subsidiaries for the year ending December 31, 1996. This selection is being presented to the shareholders for ratification. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be provided an opportunity to make comments with respect to the Company's financial statements and to respond to appropriate inquiries from shareholders.

         Ratification of the Board of Directors' selection of Coopers & Lybrand L.L.P. will require the affirmative vote of the holders of a majority of the number of shares of Common Stock eligible to vote that are present in person or by proxy at the Annual Meeting. Because abstentions and broker nonvotes will be considered in the determination of the number of shares present in person or by proxy at the Annual Meeting, abstentions and broker nonvotes will have the same effect as a vote against ratification. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

         In the event the shareholders fail to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors, it is not anticipated that Coopers & Lybrand L.L.P. would be replaced in 1996. Such lack of approval would, however be considered by the Audit Committee in selecting the Company's independent auditors for 1997.

                       SUBMISSION OF SHAREHOLDER PROPOSALS
                           FOR THE 1997 ANNUAL MEETING

         Shareholder proposals submitted for presentation at the Annual Meeting of Shareholders of the Company following the completion of fiscal year 1996 must be received by the Company no later than December 9, 1996. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of the Company. No shareholder proposals have been received for inclusion in this Proxy Statement.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

                  Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business which persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities Exchange Commission are available without charge to shareholders upon request to Paul A. Bragg, Chief Financial Officer, Pride Petroleum Services, Inc., 1500 City West Blvd., Suite 400, Houston, Texas 77042.


                                              By Order of the Board of Directors


                                              ROBERT W. RANDALL, SECRETARY

                                       13

                                                                         ANNEX A

           PRIDE PETROLEUM SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN

                            (Effective July 1, 1996)

1.       PURPOSE

                  The Pride Petroleum Services, Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Pride Petroleum Services, Inc., a Louisiana corporation ("Pride") and Subsidiaries (as defined in Section 3) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Pride through the purchase of shares of common stock, no par value, of Pride ("Common Stock"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       ADMINISTRATION OF THE PLAN

                  The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") appointed by the Board of Directors of Pride (the "Board"), which Committee shall consist of at least two (2) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

                  The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

3.       NATURE AND NUMBER OF SHARES

                  The Common Stock subject to issuance under the terms of the Plan shall be shares of Pride's authorized but unissued shares, previously issued shares reacquired and held by Pride or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed five hundred thousand (500,000) shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the five hundred thousand (500,000) share limitation.

                  In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Pride, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4.       ELIGIBILITY REQUIREMENTS

                  Each "Employee" (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first "Enrollment Date" (as defined therein) following employment by the Company. Participation in the Plan is voluntary.

                  The following Employees are not eligible to participate in the
Plan:

                  (i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true);

                  (ii) Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

                  (iii) Employees who have not completed at least six (6) months of service with the Company as of an Enrollment Date.

                  "Employee" shall mean any individual employed by Pride or any Subsidiary (as hereinafter defined). "Subsidiary" shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Pride if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Board.

5.       ENROLLMENT

                  Each eligible Employee of Pride or any Subsidiary as of July 1, 1996 (the "Effective Date" herein) may enroll in the Plan as of the Effective Date. Each other eligible Employee of Pride or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first January 1 following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of January of any subsequent calendar year. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee.

6.       METHOD OF PAYMENT

                  Payment for shares is to be made as of the applicable "Purchase Date" (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of twelve (12) calendar months beginning on January 1 and ending on the following December 31 or such other period as the Committee may prescribe; provided, however, that the Purchase Period beginning on the Effective Date shall commence on the Effective Date and end on December 31, 1996. Each participating Employee (hereinafter referred to as a "Participant") will authorize such deductions from his pay for each month during the Purchase Period and such amounts will be deducted in conformity with his employer's payroll deduction schedule.

                  Each Participant may elect to make contributions each pay period in amounts not less than the greater of $10 or one percent (1%) of "Compensation," not to exceed an annual contribution equal to ten percent (10%) of "Compensation" (or such other dollar amounts and percentages as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). "Compensation" shall mean the Participant's base earnings or salary, or bonuses, including paid time off for vacations, holidays, sick leave and elective qualified contributions by the Participant to employee benefit plans maintained by the Company, but excluding overtime pay, shift differentials, commissions and deferred compensation during such pay period. In establishing other dollar amounts and percentages of permitted contributions, the Committee may take into account the "Maximum Share Limitation" (as defined in Section 9). The rate of contribution shall be designated by the Participant in the enrollment form.

                  A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form. If a Participant elects to suspend his payroll deductions, such Participant's account will continue to accrue interest and will be used to purchase stock at the end of the Purchase Period. A Participant may also elect to withdraw his entire contributions for the current year at any time by giving prior written notice to the person designated by the Committee on the appropriate form. Any Participant who withdraws his contributions will receive, as soon as practicable, his entire account balance, including interest and dividends, if any. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

                  Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of the shares.

7.       CREDITING OF CONTRIBUTIONS, INTEREST AND DIVIDENDS

                  Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws and regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant's account from the first date on which such Participant's contributions are deposited with the investment vehicle until the earlier of (i) the end of the Purchase Period or (ii) in the event of cancellation, death, resignation or other terminating event, the last day of the month prior to the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant's account in the Plan will also be credited to such Participant's account. Any such contributions, interest and dividends shall be deposited in or held by a bank or financial institution designated by the Committee for this purpose (the "Custodian").

8.       GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

                  Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his contributions from the Plan, or (c) notified the Company in writing, by such date as the Committee shall establish (which date shall not be later than December 31), of his election to withdraw his payroll deductions plus interest as of December 31 will have shares of Common Stock purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee on the appropriate form that he elects not to re-enroll.

                  Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

                  (i) the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

                  (ii) payment for shares purchased will be made only through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

                  (iii) purchase of shares will be accomplished only in accordance with Section 9;

                  (iv)     the price per share will be determined as provided in
         Section 9;

                  (v) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Pride or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a Purchase Period in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with Section 9;

                  (vi) shares purchased under this Plan may not be sold within one (1) year of the Purchase Date (eighteen (18) months with respect to shares purchased as of December 31, 1996), unless such shares are sold through the Custodian in accordance with Section 10; and

                  (vii) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9.       PURCHASE OF SHARES

                  The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock ("Fair Market Value") to be purchased during such Purchase Period will be determined by averaging the highest and lowest sales prices per share of the Common Stock in the NASDAQ National Market System on the first trading day of the calendar month of January or such other trading date designated by the Committee (the "Grant Date"). The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the calendar month of December or such other trading date designated by the Committee (the "Purchase Date"); however, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Date beyond twenty-seven
(27) months from the related Enrollment Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

                  As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of whole shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

                  (i) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Grant Date; or

                  (ii) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Purchase Date.

                  Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively feasible after the Purchase Date; however, certificates shall not be delivered to the Participant within one (1) year (eighteen (18) months with respect to shares purchased as of December 31, 1996) of the Purchase Date of the underlying shares, except as otherwise provided herein. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant's account on the Purchase Date and carried forward in his account for application during the next Purchase Period. Any Participant (i) who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date will receive a certificate for the number of shares held in his account for at least one (1) year (eighteen (18) months with respect to shares purchased as of December 31, 1996) as of the most recent Purchase Date and any cash, dividends or interest remaining in his account. Such Participant may elect to receive a certificate for the remaining number of shares held in his account one (1) year (eighteen (18) months with respect to shares purchased as of December 31, 1996) after such shares were purchased or, if earlier, upon such Participant's termination of employment. Any Participant who terminates employment will receive a certificate for the number of shares held in his account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason the purchase of shares with a Participant's allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

                  If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10.      WITHDRAWAL OF SHARES AND SALE OF SHARES

                  (a) WITHDRAWAL OF SHARES. A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) shares which have been held in his account for at least one (1) year (eighteen
         (18) months with respect to shares purchased as of December 31, 1996) by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively feasible.

                  (b) SALE OF SHARES. Notwithstanding anything in the Plan to the contrary, a Participant may sell shares which are held in his account, including shares which have been held in his account for less than one (1) year (eighteen (18) months with respect to shares purchased as of December 31, 1996), by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the sale of such Participant's shares. Any sale will be deemed to occur on the last business day of the month in which the Participant provides such notice to the person designated by the Committee, or at such other time as the Committee shall establish.

11.      TERMINATION OF PARTICIPATION

                  The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant's employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Committee shall pay to the Participant or his beneficiary or legal representative all amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, and shall cause a certificate for the number of shares held in his account to be delivered to the Participant, subject to the restrictions in Section 9. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Pride to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12.      UNPAID LEAVE OF ABSENCE

                  Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant's contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with Section 7. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in Section 9.

13.      DESIGNATION OF BENEFICIARY

                  Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

                  As soon as administratively feasible after the death of a Participant, amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14.      ASSIGNMENT

                  Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him.

15.      COSTS

                  All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16.      REPORTS

                  At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions, including interest earned, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

17.      EQUAL RIGHTS AND PRIVILEGES

                  All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

18.      RIGHTS AS SHAREHOLDERS

                  A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19.      MODIFICATION AND TERMINATION

                  The Board may amend or terminate the Plan at any time insofar as permitted by law, except that any provisions of the Plan that constitute a formula award for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") may not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules thereunder, unless otherwise permitted under Rule 16b-3. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by the holders of Pride's outstanding shares:

                  (i) if and to the extent such amendment is required to be approved by shareholders to continue the exemption provided for in Rule 16b-3 (or any successor provision); or

                  (ii) if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of
         Section 423 of the Code (or any successor provision).

                  The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

20.      BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

                  This Plan was approved by the Board on April 3, 1996. The Plan will become effective as of July 1, 1996, after receiving approval by the holders of a majority of the shares of outstanding Common Stock of Pride present, or represented, and entitled to vote at the 1996 Annual Meeting of Shareholders.

21.      GOVERNMENTAL APPROVALS OR CONSENTS

                  This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22.      LISTING OF SHARES AND RELATED MATTERS

                  If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23.      EMPLOYMENT RIGHTS

                  The Plan shall neither impose any obligation on Pride or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Pride or of any Subsidiary.

24.      WITHHOLDING OF TAXES

                  The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25.      GOVERNING LAW

                  The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the state of Texas.

26.      USE OF GENDER

                  The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27.      OTHER PROVISIONS

                  The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

                  ADOPTED effective July 1, 1996.

                                                  PRIDE PETROLEUM SERVICES, INC.

                         PRIDE PETROLEUM SERVICES, INC.
                     PROXY - ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 16, 1996

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 1, 1996. Ray H. Tolson and Paul A. Bragg, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Shareholders of Pride Petroleum Service, Inc., a Louisiana corporation (the "Company"), to be held at the Westchase Hilton, 9999 Westheimer, Houston, Texas on May 16, 1996 at 1:30 p.m., Central Daylight Time, or any adjournment of such meeting, and to represent and vote all shares of Common Stock of the Company which the undersigned is entitled to vote:


[X]      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

(1) Approval and adoption of the Pride Petroleum Services, Inc. Employee Stock Purchase Plan.
                          For[ ] Against[ ] Abstain[ ]

(2) With respect to the ratification of the Board of Directors' appointment of Coopers & Lybrand, L.L.P. independent public accountants, as the Company's auditors for the year ending 1996.
                          For[ ] Aginst[ ] Abstain[ ]

(3) In their discretion upon any other business that may properly come before the meeting or adjournment thereof.
                          For[ ] Aginst[ ] Abstain[ ]

                (Continued, and to be signed, on the other side)

REVERSE

         This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ABOVE AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED FOR PROPOSAL (1) AND, AS TO PROPOSAL (2), WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                                DATED: ________________________________


                                ----------------------------------------
                                (Signature)

                                ----------------------------------------
                                (Signature if jointly held)

                                ----------------------------------------
                                (Printed Name)


                                PLEASE SIGN EXACTLY AS YOUR STOCK IS REGISTERED, JOINT OWNERS SHOULD EACH SIGN PERSONALLY. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING.